EXHIBIT 10.27

LINKING AGREEMENT

This linking agreement (the “Agreement”) is made and entered into as of June 1, 2000 (the “Effective Date”) by and between EMPLOYERS INSURANCE OF WAUSAU A Mutual Company, on its own behalf and on behalf of its Wausau affiliates listed in the signature block below (“Wausau”), with its principal place of business at 2000 Westwood Drive, Wausau, Wisconsin, and Avert, Inc. (“Avert”), with its principal place of business at 301 Remington, Ft. Collins, Colorado (individually a “party” and collectively, the “parties”).

RECITALS

      WHEREAS, Wausau develops, markets and maintains an Internet site located at URL: http://www.ewausau.com, and any replacement or successor URL (the "Wausau Web Site") and offers certain commercial insurance products and services at the Wausau Web Site;

      WHEREAS, Avert develops, markets and maintains an Internet site at URL: http://www.hr-desktop.com and any replacement or successor URL (the "Avert Web Site") and offers certain products and services at the Avert Web Site; and

      WHEREAS, Wausau and Avert desire to promote the other party's web site through cross links and other promotional activities upon the terms and subject to the conditions of this Agreement.

AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties agree as follows:

ARTICLE 1. DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings given below:

For Wausau’s Products and Services

        1.1 “Applicant” shall mean a small business entity originating from the Avert Web Site that completes an eWausau Application.

        1.2 “Applicant Information” shall mean all information relating to an Applicant entered in an eWausau Application or obtained from third party sources (i.e. credit bureaus and others) which is readily identifiable to that Applicant by name, Application number or Taxpayer Identification Number.

        1.3 “Buyer” shall mean a user of the Avert Web Site who purchases Product(s) from Wausau by use of the Direct Link. Wausau’s records tracking the route used by a purchaser to access the Wausau Web Site and apply for and receive a quote on Product(s) which is accepted shall control in any dispute on whether such purchaser is a Buyer.

        1.4 “Direct Written Premium Collected” shall mean all premiums collected by Wausau arising from Products issued by Wausau’s Emerging Markets unit to Buyers, adjusted for any return of any premiums or the collection of additional premiums arising from endorsements, cancellations and audits.

1.5 “eWausau Application” shall mean information supplied by a small business entity at the Wausau Web Site.

        1.6 “Product” shall mean those commercial insurance products which will be offered by Wausau to Applicants during the term of the Agreement. Such Products shall include, but not be limited to, workers compensation, commercial auto, business owners policy (BOP), and commercial umbrella.

For Avert’s Products and Services

        1.7 “Avert/Wausau Customer” shall mean those Wausau Delivered Leads that have executed an Avert UA and agree to terms and conditions for a Basic Subscription to HR-desktop.com.

        1.8 “Basic Subscription” shall mean a monthly fee of $7.95 for unlimited access to HR-desktop.com services. Such services include SSN validation, KnowledgeLink (an email helpdesk for general HR questions), HR Care (a partner provided legal guide for employment law) and “virtual HR” (a partner product provided by e-benefits). A “Basic Subscription” also includes a 15% discount off all other Avert products available through OrderXpert.

        Prices charged Avert/Wausau customers for the Basic Subscription and for other Avert products may be changed in a similar manner to the prices established for all other Avert customers. Avert shall provide Wausau notification of such changes in pricing.

        1.9 “Delivered Wausau Lead” shall mean an Avert client that has been introduced to Avert through the Direct Link to the Avert URL from the Wausau Web Site.

        1.10 “HR-desktop.com” shall mean the Avert destination URL for Wausau Delivered Leads. HR-desktop.com provides content and services to assist small business users in the hiring process. HR-desktop.com also provides access to OrderXpert for authorized Avert system users.

        1.11 “OrderXpert” shall mean the ASP that guides the user through the process of placing requests for Avert products and services and delivers the results of such requests to authorized Avert system users.

        1.12 “User Agreement” (UA) shall mean the contractual document required to access Avert products and services. The UA documents conditions of payment, identifies the business purpose for information obtained from Avert and describes the certifications by customer required by the Fair Credit Reporting Act.

For Both Parties

        1.13 “Confidential Information” shall mean all financial, business and other information, in whatever form or medium, including, without limitation, any trade secrets, processes, financial data, technical data and documentation, strategic planning, product/service specifications, prototypes, computer programs, databases, drawings, models, marketing data, projections, and client information, that is furnished or disclosed by a disclosing party or any of its affiliates to the receiving party pursuant to the terms of Article 8 below, except that such term will not include (i) information already known by the receiving party without an obligation of confidentiality, (ii) information that is or becomes publicly known other than through a breach by the receiving party of any of its obligations under this Agreement, (iii) information received by the receiving party from a third party who is not known by the receiving party, acting in good faith, to be under an obligation of confidence to the disclosing party, and (iv) information that the disclosing party has disclosed to other parties without similar obligations of confidentiality.

        1.14 “Direct Link” shall be the electronic connection between the two parties’ URLs as identified in Section 2.1 below. The Direct Links are the hypertext, text, banner, logo and contextual links (“Graphical Image”) which permit a user to go from one party’s web site to the other’s by clicking on the Graphical Image.

        1.15 “Home Page” shall mean the first page of a web site which is displayed when accessing the associated URL.

ARTICLE 2. LINKING AND PROMOTIONS

        2.1 Linking

        (a) Avert shall establish and maintain at least one Direct Link from the Avert Web Site to the Wausau Web Site. The Direct Link will be positioned in as prevalent a position and size as any other partner on the Avert site.

        (b) Wausau shall establish and maintain at least one Direct Link from the Wausau Web Site to HR-desktop.com. Wausau shall have the prior right to review and approve the components of HR-desktop.com which the user sees when linking from the Wausau Web Site. The parties shall mutually agree on the label for the link from the Wausau Web Site to HR-desktop.com.

        (c) The parties shall prepare a written implementation plan for development which, when completed, will be attached to this Agreement as an exhibit (the "Statement of Work") and be incorporated herein by reference. The Statement of Work shall include: (a) a description of the Direct Link, including the pages within each party's site on which the Direct Link is placed; (b) the schedule for completion of milestones and first public availability of the Direct Link; (c) identification of any trademarks, service marks, logos, trade names and other intellectual property and materials of each party to be used within the Direct Link and the size and placement specifications with respect thereto; and (d) any additional content to be provided by one party to the other party and the scope of use of such content. If the parties are unable to mutually agree upon the terms of the Statement of Work within the thirty (30) day period following the Effective Date, the Agreement may be terminated by either party upon seven (7) days advance written notice.

        2.2 Joint Marketing Efforts

        (a) Any press releases relating to this Agreement or the relationship between the parties shall be mutually agreed upon, reviewed and approved by the parties.

        (b) Aside from the Direct Link, where appropriate and at Wausau's sole discretion, Wausau may periodically feature Avert and the Avert Web Site on the Wausau Web Site Home Page and in Wausau marketing programs and marketing materials. Any such references to Avert shall be with Avert's prior review and approval.

        (c) Aside from the Direct Link, where appropriate and at Avert's sole discretion, Avert may periodically feature Wausau and the Wausau Web Site on the Avert Web Site Home Page and in its marketing programs and marketing materials. Any such references to Wausau shall be with Wausau's prior review and approval.

ARTICLE 3. PAYMENT AND FEES

3.1. Payment. Unless otherwise prohibited by law and not intended as a split of premium with an unlicensed entity but solely as a relative and convenient measure of the compensation to be paid to Avert, Avert’s compensation should be measured with reference to Direct Written Premium Collected from Buyers (including renewals) as follows:

                 Workers Compensation                  1% (one percent)
                 BOP/Umbrella                          3% (three percent)
                 Commercial Automobile                 3% (three percent)
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Wausau will pay Avert the fee quarterly within forty five (45) days following the end of each calendar quarter. Such fee payment is consideration for all of Avert’s services hereunder.

All compensation ceases, whether on inforce, new or renewal business, at termination of this Agreement.

Avert will pay Wausau 15% (fifteen percent) of the monthly Basic Subscription fee beginning on the sixth (6th) month of the subscription payments for all Wausau Delivered Leads who execute a UA and agree to a Basic Subscription. Avert will also pay Wausau 5% (five percent) of the net payments by Avert/Wausau Customers for all additional products placed and delivered through OrderXpert. Payments will be made to Wausau on the 15th of each month for all eligible products and services billed for the preceding month. Payments will continue until the termination of this Agreement or until the Avert/Wausau Customer ceases to pay the monthly subscription amount.

3.2 Reporting. With the quarterly fee payment to Avert, Wausau shall provide an activity report. With the monthly fee payment to Wausau, Avert shall provide an activity report.

3.3. Expenses. Each party will bear its own integration and implementation costs incurred to fulfill its obligations under the Agreement.

ARTICLE 4. TRADEMARKS AND OTHER PROPRIETARY MATTERS.

4.1. Trademark Licenses. During the term of this Agreement, Avert is hereby granted a non-exclusive, world-wide, royalty free license to use Wausau’s trademarks, trade names, service marks and logos as designated in the Statement of Work solely for the purposes as described in this Agreement and subject to compliance with Wausau’s trademark policies in effect from time to time. During the term of the Agreement, Wausau is hereby granted a non-exclusive, world-wide, royalty free license to use Avert’s trademarks, trade names, service marks and logos, as designated in the Statement of Work solely for the purposes as described in this Agreement and subject to compliance with Avert’s trademark policies in effect from time to time. The parties’ respective trademarks, trade names, service marks and logos are hereinafter referred to, each, as a “Mark,” and, collectively, as the “Marks.” The owner of a Mark may terminate the foregoing license if, in its reasonable discretion, the licensee’s use of the Mark tarnishes, blurs or dilutes the quality associated with the Mark or the associated goodwill and such problem is not cured within ten (10) days of notice of breach. Title to and ownership of the owner’s Marks shall remain with the owner. The licensee shall not take any action inconsistent with the owner’s ownership of the Marks, and any benefits accruing from use of such Marks shall automatically vest in the owner thereof.

4.2. Reservation of Rights. Except as expressly licensed under this Agreement, each party shall retain all rights and interests in its web site, trademarks, copyright and other intellectual property rights. The parties acknowledge and agree that (i) each party’s Marks are and shall remain the sole property of that party; (ii) nothing in this Agreement shall convey to either party any right of ownership in the other party’s Marks; (iii) neither party shall now or in the future contest the validity of the other party’s Marks; and (iv) neither party shall in any manner take any action that would impair the value of, or goodwill associated with, such Marks. The parties acknowledge and agree that all use of the other party’s Marks by a party shall inure to the benefit of the party whose Marks are being used.

ARTICLE 5. OWNERSHIP OF BUSINESS/NON-COMPETE/EXCLUSIVITY

Ownership of Business. Wausau has exclusive ownership of all Applicant Information entered in an eWausau Application, collected by Avert for use in an eWausau Application, or collected on Avert Application. Wausau may use or disclose the Applicant Information without restriction. Avert may not use or disclose the information or the information in the reports provided by Wausau for any purpose related to commercial insurance.

Avert may not use or disclose the information entered in HR-desktop.com and or OrderXpert by an Avert/Wausau Customer for use in an Avert Application for any purpose related to commercial insurance, during the term of this Agreement and for twelve (12) months thereafter.

Unless otherwise agreed to in writing by the parties, Wausau’s Products will be the sole commercial insurance products advertised on HR-desktop.com during the term of this Agreement.

Nothing in this Agreement shall be construed to mean that Avert is an insurance agent, broker or producer nor shall Avert perform or be required to perform any functions that would result in it being construed as such. Services which Avert shall not perform on Wausau’s behalf include but are not limited to: offering or soliciting insurance (unless properly licensed, and appointed by Wausau); underwriting or binding insurance; delivery of any binder or policy of insurance; extending or waiving any policy obligations or conditions; or incurring any liability on behalf of Wausau. In addition, Wausau in its sole discretion shall (1) underwrite and issue Products, certificates of coverage, endorsements and other related documents with respect thereto; (2) bill and collect premium; and (3) receive, process, pay and otherwise administer claims. Nothing in this Agreement shall interfere with Wausau’s right to decline to accept, to cancel or to nonrenew any contract of insurance.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

6.1. Wausau Warranty. Wausau represents and warrants for the benefit of Avert that on the Effective Date and during the Term (as defined in Article 9): (i) the content developed by Wausau, or on its behalf, on the Wausau Web Site does not and will not infringe any copyright, trademarks, or trade secrets of any third party and does not and will not constitute a defamation or invasion of the rights of privacy or publicity of any third party, and, in all events, shall be tasteful, professional, and non-detrimental to Avert, (ii) the Wausau Web Site does not violate the laws, statutes or regulations of any jurisdiction, and (iii) Avert’s use of the Wausau Marks pursuant to Article 4 does not violate the rights of any third party, including without limitation, copyright, trademark, trade secret, privacy, publicity or other right.

6.2. Avert Warranty. Avert represents and warrants for the benefit of Wausau that on the Effective Date and during the Term: (i) the content developed by Avert, or on its behalf, on the Avert Web Site does not and will not infringe any copyright, trademarks, or trade secrets of any third party and does not and will not constitute a defamation or invasion of the rights of privacy or publicity of any third party, and, in all events, shall be tasteful, professional, and non-detrimental to Wausau, (ii) the Avert Web Site does not violate the laws, statutes or regulations of any jurisdiction, and (iii) Wausau’s use of the Avert Marks pursuant to Article 4 does not violate the rights of any third party, including without limitation, copyright, trademark, trade secret, privacy, publicity or other right.

6.3. General Warrantees. Except as qualified by Sections 6.1 and 6.2 above, as applicable, each party represents and warrants to the other with respect to itself as follows:

        (a) The party is not a party to, nor subject to, any judgment, decree or order entered in any suit or proceeding brought by a governmental agency, or by any other person, enjoining it in respect of any business practice, the acquisition of any property or the conduct of any business that would have a material adverse effect on its ability to perform its respective obligations under this Agreement.

        (b) The party is not in violation of any laws, and its current activities and continuation of its current activities will not in the future violate any laws currently enacted, which individually, or in the aggregate, will have a material adverse effect on its ability to perform its respective obligations under this Agreement.

        (c) The party has not been charged nor threatened, to the best knowledge of the undersigned officers of such party, with a charge or violation, or is under investigation with respect to a possible violation, of any provision of any laws relating to any aspect of its business that would have a material adverse effect on its ability to perform its respective duties under this Agreement. There have been no claims, inquiries, citations, penalties assessed or other proceedings of federal, state or local governmental agencies in respect of any party which relate to any provision of any laws that would have a material adverse effect on its ability to perform its respective duties under this Agreement.

        (d) The party has all permits and licenses that are required in connection with its business and operations in order to perform its obligations hereunder, and is and shall remain in full compliance therewith. All such permits and licenses are and shall remain valid and in full force and effect. The party has not engaged in any conduct which could reasonably cause revocation or suspension of any of its permits and licenses and no action or proceeding which could reasonably result in the revocation or suspension of its licenses or permits is pending or threatened.

        (e) No transfers of such permits or licenses and no approvals or authorizations of public authorities will be required to permit the party to continue its business as presently conducted after the execution of this Agreement.

ARTICLE 7. LIMITATION OF LIABILITY

7.1. Warranty. THIS AGREEMENT IS AN AGREEMENT FOR SERVICES. NOTWITHSTANDING THE FOREGOING AND EXCEPT AS SET FORTH IN ARTICLE 6, BOTH PARTIES SPECIFICALLY DISCLAIM ALL WARRANTIES WITH REGARD TO THE Avert AND WAUSAU WEB SITES, INFORMATION, PRODUCTS, AND SERVICES PROVIDED THEREUNDER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, AND NOT BY WAY OF LIMITATION, THE PARTIES DO NOT WARRANT THAT THE Avert AND WAUSAU WEB SITES WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION.

7.2. Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL (EXCEPT AS PROVIDED IN SECTIONS 10.1 AND 10.2 BELOW) DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA, LOSS OF BUSINESS OR OTHER LOSS ARISING OUT OR RESULTING FROM THIS AGREEMENT EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF EITHER PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT OR ANY OTHER THEORY OF LIABILITY.

ARTICLE 8. CONFIDENTIALITY

Confidentiality Obligations. The receiving party will treat as confidential and will not use (other than for the purposes set forth herein), disclose or otherwise make available any Confidential Information of the disclosing party to any person other than employees, representatives and consultants of the receiving party and its affiliates who have a business need to know in order to perform the receiving party’s obligations hereunder. The receiving party will instruct its employees, representatives and consultants (and those of its affiliates) who have access to the Confidential Information to keep the same confidential by using the same care and discretion that the receiving party uses with respect to its own confidential property and trade secrets, which will be no less than reasonable care and discretion. The receiving party will be responsible for the compliance of such employees, representatives and consultants (and those of its affiliates) with the terms of this Agreement. If a receiving party is required by applicable law, regulation, court order or legal process to disclose any Confidential Information, the receiving party will provide the disclosing party with prompt notice of such request or requirement and the receiving party will use reasonable efforts to ensure that all Confidential Information so disclosed is treated confidentially. Disclosure of Confidential Information in accordance with the foregoing sentence will not violate the terms of this Agreement.

ARTICLE 9. TERM AND TERMINATION

9.1. Term. The term of this Agreement shall commence upon the Effective Date and shall continue for one (1) year. Thereafter, this Agreement will automatically renew for successive terms of one (1) year each unless a party gives written notice of termination to the other at least 120 (one hundred-twenty) days prior to the expiration of the then current term.

9.2. Termination by Mutual Consent. The parties hereto may terminate this Agreement with mutual written consent at any time.

9.3. Termination for Breach. If either party is in default of any material provision of this Agreement and such default is not cured within thirty (30) days of the breaching party’s receipt of written notice of the breach, the non-breaching party shall have the right to terminate this Agreement. The remedy set forth in this Section 9.3 shall be non-exclusive and the non-terminating party shall have all other remedies available at law and in equity.

9.4. Termination for Insolvency. Either party shall have the right to terminate this Agreement in writing immediately if the other party (i) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (ii) admits in writing its inability to pay its debts as they become due.

9.5. Termination for Lack of Licensing. The cancellation or refusal to renew by the issuing regulatory authority of any license, certificate or other regulatory approval required in order for a Party to perform its duties under this Agreement.

9.6 Survival. The rights and obligations under Articles 5, 7, 8 and 10 and Sections 4.2 and 11.3 shall survive after the termination of this Agreement.

ARTICLE 10. INDEMNIFICATION/INSURANCE

10.1 Indemnification By Wausau. Wausau shall indemnify, defend and hold harmless Avert from and against any and all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, levies, assessments and claims and demands of every kind or nature, including legal costs and attorneys fees, made by or on behalf of any party, person or governmental authority, arising out of or resulting from: the inaccuracy or breach of any representation or warranty of Wausau contained in this Agreement; any breach or default by Wausau of any covenant, obligation or agreement of Wausau contained in this Agreement; or any negligent, willful, fraudulent or dishonest act or omission of Wausau or its agents or employees.

10.2. Indemnification By Avert. Avert shall indemnify, defend and hold harmless Wausau from and against any and all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, levies, assessments and claims and demands of every kind or nature, including legal costs and attorneys fees, made by or on behalf of any party, person or governmental authority, arising out of or resulting from: the inaccuracy or breach of any representation or warranty of Avert contained in this Agreement; any breach or default by Avert of any covenant, obligation or agreement of Avert contained in this Agreement; or any negligent, willful, fraudulent or dishonest act or omission of Avert or its agents or employees.

10.3 Insurance. Avert shall, at its sole cost and expense, procure and maintain such policies of professional liability, general liability, and other insurance as shall be reasonably necessary to insure Wausau and its employees, agents, directors, and officers against any claim or claims for damages arising out of Avert’s provision of services under this Agreement. Such insurance shall be procured from an insurer(s) acceptable to Wausau. Avert’s professional liability and general liability insurance (unless the parties shall otherwise mutually agree in writing) shall provide for first dollar limits of not less than one million dollars ($1,000,000) per claim or per person and five million dollars ($5,000,000) annual aggregate. Avert shall have Wausau named as an additional insured on its professional liability and general liability policies with respect to Wausau’s liability arising solely out of services performed by or on behalf of Avert for Wausau for which Wausau has no independent legal liability. Avert’s coverages shall be primary and non-contributory to any other insurance of Wausau and such shall be stated in any insurance certificates provided to Wausau. Avert shall, upon written request, provide Wausau with certificates of insurance demonstrating the insurance coverage required. Further, Avert’s carrier(s) shall provide Wausau with not less than thirty (30) days’ written notice of any cancellation, nonrenewal, reduction, or other material change in the amount or scope of any coverage required under this Agreement and any certificate of insurance provided to Wausau shall so state.

ARTICLE 11. MISCELLANEOUS PROVISIONS

11.1. Assignment/Subcontracting. Neither party may sell, assign, transfer, subcontract, or otherwise convey any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld.

11.2. Entire Agreement/Modification. This Agreement constitutes the entire understanding and agreement between the parties, and supersedes all previous agreements (whether written or oral) concerning the subject matter hereof. This Agreement may not be amended or supplemented except by a written document executed by the parties to this Agreement.

11.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to agreements to be made and performed solely within such state, without giving effect to any conflicts or choice of laws principles which otherwise might be applicable.

11.4. Notice. All notices, statements, and reports required or permitted by this Agreement shall be in writing and deemed to have been effectively given and received: (i) five (5) business days after the date of mailing if sent by registered or certified US mail, postage prepaid, with return receipt requested; (ii) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine; or (iii) when delivered if delivered personally or sent by express courier service with written verification of receipt. Notices shall be addressed as follows:

For Wausau:                                 For Avert:

Managing Executive,                        Vice President e-business
Wausau Emerging MarketsSM                  Avert Inc.
2000 Westwood Drive                        301 Remington
Wausau, Wisconsin  54401                   Ft. Collins, Colorado 80524
or
PO Box 8017
Wausau, Wisconsin 54402-8017
Fax:  (715) 843-3295

Copy to General Counsel at above address
Fax:  (715) 842-6800

Either party may change its address for the purpose of this paragraph by notice given pursuant to this paragraph.

11.5. Force Majeure. Neither party hereto shall be in default hereunder by reason of its delay in the performance or failure to perform any of its obligations hereunder for any event, circumstance, or cause beyond its control such as, but not limited to, acts of God, strikes, lock-outs, general governmental orders or restrictions, war, threat of war, hostilities, revolution, riots, epidemics, power shortages, fire, earthquake, or flood. However, if a force majeure detrimentally affects a party’s performance of a material covenant hereunder for fourteen (14) days or more, the other party can terminate this Agreement upon written notice. Each party acknowledges that website operations may be affected by numerous factors outside of a party’s control.

11.6. Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

11.7. Headings. The headings of the articles and several paragraphs of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

11.8. Waiver. The waiver of a default hereunder by one party may be effected only by a written acknowledgment signed by the other party and shall not constitute a waiver of any other default. The failure of either party to enforce any right or remedy for any one default shall be deemed a waiver of said right or remedy if the party persists in such default or commits any other default, nor shall such failure in any way affect the validity of this Agreement or any part hereof.

11.9. Independent Parties. Nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a partnership, joint venture or formal business entity of any kind or create a fiduciary or similar relationship among the parties; and the rights and obligations of the parties shall be limited to those expressly set forth herein.

11.10 Third Party Beneficiaries. This Agreement is entered into by and between the parties signing it and it is for their benefit. There is no intent by either party to create or establish third-party beneficiary status or rights or their equivalent in any third party which may be affected by the operation of this Agreement, and no such third party shall have any right to enforce any right or enjoy any benefit created or established under this Agreement.

11.11 Systems Cooperation. Each party agrees to use its best efforts to cooperate with the other in the provision of the products and services described herein, including but not limited to creating and maintaining the systems interface between their websites.

11.11 Compliance with Laws. The parties hereto agree to comply with applicable laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

Avert, Inc.                                 EMPLOYERS INSURANCE OF Wausau A Mutual company, a
                                            Wisconsin corporation, on its own behalf and on behalf
                                            of Wausau Business Insurance Company, Wausau General
                                            Insurance Company, Wausau Underwriters Insurance
                                            Company, and Wausau Service Corporation

By:  ____________________________           By:  ____________________________
        Name: Leonard J. Koch                       Name:  Ray D. Hall
        Title:     VP e-business                    Title:  Managing Executive